UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Phoenix Realty, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2572195
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

230 South Tryon Street, Unit 607 Charlotte, NC	28202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class to be registered)	(Name of exchange on which class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  024-10624

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Phoenix Realty, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder set forth under the heading “Description of Securities” in the offering circular included in the Registrant’s Offering Statement on Form 1-A (File No. 024-10624) originally filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2017, as amended (the “Offering Statement”).

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2.1 to the Offering Statement filed on July 11, 2017).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 2.2 to the Offering Statement filed on July 11, 2017).

4.1	Form of Stockholders’ Agreement (incorporated by reference to Exhibit 3.1 to the Offering Statement filed on July 11, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOENIX REALTY, INC.

By	/s/ Franklin Ogele
Name: Franklin Ogele
Title: President

Date: August 10, 2017